[NOTE: Articles II, III, V, VI, VII, VIII and IX are still effective as of 12/31/96.]

                      ARTICLES OF INCORPORATION

                                 OF

                      SANTA LUCIA FUNDING, INC.

     We, the undersigned, natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:



                             ARTICLE I - NAME

     The name of this corporation is Santa Lucia Funding, Inc.



                           ARTICLE II - DURATION

     The period of its duration is perpetual.



                          ARTICLE III - PURPOSES

     The corporation is primarily organized for the purpose of being a blind pool and conducting a blind pool offering of its securities, and establishing, acquiring, merging with or into, or being acquired by, another business in the field of high technology, manufacturing and marketing, or another type of industry, and to transact any or all lawful business for which corporations may be incorporated under the Utah Business Corporation Act and, in aid thereof, the corporation shall have unlimited power to engage in and to do any lawful act concerning any or all business for which corporations my be organized under the said Act, including but not limited to the following:


     (a) To enter into any lawful arrangement for sharing profits, a union of interests, reciprocal association or cooperative association with any corporation, association, partnership, individual or other legal entity for the carrying on of any business and to enter into any general or limited partnership for the carrying on of any business;

     (b) To lease, sell, exchange and trade real and personal property, either tangible or intangible;

     (c)     To conduct business anywhere in the world;

     (d) To guarantee the obligations of others' with or without consideration.

                              ARTICLE IV - STOCK

     The aggregate number of shares which the corporation shall be authorized to issue is 50,000,000 shares or the par value of $0.001 per share. All stock of this corporation shall be of the same class, common, and shall have the same rights and preferences. Fully paid stock of this corporation shall not be liable to any call and is non-assessable.



                   ARTICLE V - PREEMPTIVE RIGHTS

     A shareholder shall have no preemptive rights to acquire any securities of this corporation.



                 ARTICLE VI - INITIAL CAPITALIZATION

     This corporation will not commence business until consideration of a balance of at least $1,000.00 has been received for the issuance of shares.



                 ARTICLE VII - INITIAL OFFICE AND AGENT

     The address of this corporation's initial registered office and the name of its initial registered agent at such address is:

Name of Agent           Address of Registered Office
-----------------                   ----------------------------

Fredrick L. Elliott               2055 Greenbriar Circle
                        Salt Lake City, Utah 84109




                         ARTICLE VIII - DIRECTORS

     The number of directors constituting the initial Board of Directors of this corporation is three. The names and addresses of persons who are to serve as directors until the first annual meeting of stockholders, or until their successors are elected and qualify, are:

Name                                                    Address
--------------------          ------------------------------
Fredrick L. Elliott                   2055 Greenbriar Circle
                              Salt Lake City, Utah 84109

Wayne D. Smith                                  720 Terrace Hills Drive
                                Salt Lake City, Utah 84103

Donald Allan Bostrom            5256 Spring Gate Drive
                                Holladay, Utah 84117

     The number of directors may be changed from time to time by amendment of the By-Laws, but there shall be not more than 25 not less than three directors.

                         ARTICLE IX - INCORPORATORS


The name and address of each incorporator is :

Name                                                    Address
---------------------         ---------------------------------
Fredrick L. Elliott                    2055 Greenbriar Circle
                               Salt Lake City, Utah 84109

Wayne D. Smith                          720 Terrace Hills Drive
                                Salt Lake City, Utah 84103

Donald Allan Bostrom           5256 Spring Gate Drive
                                Holladay, Utah 84117

DATED this 17th day of January, 1986.


                                        INCORPORATORS:

                                        /S/FREDRICK L. ELLIOT
                                        --------------------------
                                        Fredrick L. Elliott

                                        /S/WAYNE D. SMITH
                                        --------------------------
                                        Wayne D. Smith

                                        /S/DONALD ALLAN BOSTROM
                                        --------------------------
                                        Donald Allan Bostrom

                                        REGISTERED AGENT:

                                        /S/FREDRICK L. ELLIOT
                                        --------------------------
                                        Fredrick L. Elliott

STATE OF UTAH           )
                )ss.
COUNTY OF SALT LAKE     )

     On the 17th day of January, 1986, Fredirck L. Elliott, Wayne D. Smith and Donald Allan Bostrom personally appeared befor me who, being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and Fredrick L. Elliott who signed as registered agent, and that the statements therein contained are true.

         DATED this 17th day of January, 1986.


                                                /S/
                                                ------------------------------
                                                NOTARY PUBLIC

My Commission Expires:                          Residing At:

July 7, 1988                                    Salt Lake City, Utah
----------------------                          --------------------

                         CERTIFICATE OF INCORPORATION OF

     THE  UNDERSIGNED,   in  order  to  form  a  corporation  for  the  purposes
hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, hereby certify as follows:

     1. The name of the corporation is: Multi-Spectrum Group,
                Incorporated

     2. The address of the registered office of the corporation in the State
of Delaware is:          710 Yorklyn Road
                         Hockessin, Delaware
                         County of New Castle

     The registered agent in charge thereof is:

          Registered Agents, Ltd.

     3.The purpose of the corporation is:
              to develop a Print/Diversified Business Center with the intent of establishing Franchises.

     4. The corporation is authorized to issue capital stock to the extent of 1000 Shares of no par value.

        5. The Board of Directors is authorized and empowered to make, alter, amend and rescind the By-Laws of the corporation, but By-Laws made by the board may be altered or repealed, and new By-Laws made, by the stockholders.

The name and address of the incorporator(s) is (are) as follows:

NAME  Patrick J. Ellis        ADDRESS  1055 W. Germantown Pike
                                                         Norristown, PA 19403



     IN WITNESS WHEREOF, the incorporator(s) has (have) hereunto set his hand and seal this 30th day of March, A.S. 1986.

                                                 /S/
                                                 ----------------------------

                                        State of Delaware

                                Office of Secretary of State

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO
HEREBY
CERTIFY MULTI SPECTRUM GROUP. INC. IS DULY INCORPORATED UNDE THE
LAWS OF THE
STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL
CORPORATED EXISTENCE
SO FAR AS THE RECORDS OF THIS OFICE SHOW, AS OF THE DATE SHOWN BELOW.


                                             /S/MICHAEL HARKINS
                                             ----------------------------
                                             Michael Harkins, Secretary of State


                         AUTHENTICATION: 2122752
679089006                DATE:      03/30/1989

                                                        ARTICLES OF MERGER
                                OF DOMESTIC AND FOREIGN CORPORATIONS
                                                                INTO
                                                SANTA LUCIA FUNDING, INC.

     Pursuant to the provisions of § 16-10-72 of the Utah Business Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations:

     FIRST: Then names of the undersigned corporations and the states under the laws of which they are respectively organized are:

     Name of Corporation               State
     ------------------------          --------
     Santa Lucia Funding, Inc.          Utah
     Multi-Spectrum Group, Inc.               Delaware

     SECOND: The laws of the state under which such foreign corporation is organized permit such merger.

     THIRD: The name of the surviving corporation is Multi-Spectrum Group, Inc. The surviving corporation is to be governed by the laws of the State of Utah.

     FOURTH: The following Agreement and Plan of Merger ("Plan") was approved by the shareholders of the undersigned domestic corporation isn the manner prescribed by the Utah Business Corporation Act, and was approved by the undersigned foreign corporation in the manner prescribed by the laws of the state under which it is organized:

See attached Exhibit "A"."

     FIFTH: As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

                                                Entitled to Vote as a Class
                               Number of        ---------------------------
                                Shares          Designation       Number
Name of Corporation           Outstanding         of Class       of Shares
-------------------           -----------       -----------      ---------
Santa Lucia Funding, Inc.      6,145,000        Common           6,145,000
Multi-Spectrum Group, Inc.         1,000        Common               1,000

     SIXTH: As to each of the undersigned corporations, the total number of shares voted for and against such Plan, respectively, and, as to each class entitled to vote thereon as a class, the number of shares of such class votd for and against such Plan, respectively, are as follows:

                                                     Number of Shares
                                                     ----------------
                                                Entitled to Vote as a Class
                        Total       Total       ---------------------------
Name of                 Voted       Voted                 Voted      Voted
Corporation             For         Against     Class     For        Against
---------------------   ------      -------     -----     -----      -------
Santa Lucia
 Funding, Inc.          3,452,500    -0-        Common    3,452,500   -0-
Multi-Spectrum
 Group, Inc.            1,000        -0-        Common    1,000       -0-

STATE OF UTAH       )
                    :ss.
COUNTY OF SALT LAKE )

     On the 24th day of January, 1990, personally appeared before me Fredrick L. Elliott, XXX XXXXXXXXXXX, who being by me duly sworn did say that they are the President and Secretary of Santa Lucia Funding, Inc., the corporation that executed the above and foregoing instrument and that said instrument was signed on behalf of said corporation by authority of its bylaws and said Fredrick L. Elliott XXX XXXXXXXXXXX acknowledged to me that said corporation executed the same.



                              /S/ Shana L. Wahl
                              ----------------------------------------
                              Notary Public
                              Residing at Salt Lake City


My Commission Expires:
----------------------

STATE OF PENNSYLVANIA  )
                       :ss.
COUNTY OF MONTGOMERY   )

     Be it remembered, that on this 18th day of January, A.D. 1990, personally came before me, Barbara A. Kring, a notary public in an for the county and state aforesaid, David E. Taylor and Charles Cannon, the President and Secretary of Multi-Spectrum Group, Inc., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, know to me personally to be such, and they, they, the said David E. Taylor and Charles Cannon, as such President an Secretary, duly executed said certificate before me and acknowledged the said certificate to be their acts and deeds and the act and deed of said corporation to said foregoing certificate are in the handwriting of the said President and Secretary of said corporation, respectively.

     In witness whereof, I have hereunto set my hand and seal of office that day and year aforesaid.




                              /S/ BARBARA A. KRING
                              ---------------------------
                              Notary Public
                              Residing at 165 W. Ridge Pk,
                                Limerick, PA


My Commission Expires: 5-27-91
-----------------------

SEVENTH: If the surviving corporation is to be governed by the laws of any other state, such surviving corporation hereby: (a) agrees that is may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation; (b) irrevocable appoints the Secretary of State of Utah as its agent to accept servce of process in any such proceeding and (c) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholder:

DATED:  January 19, 1990

                                     By:  --------------------------
                                     Its President

                                          /S/ WAYNE D. SMITH
                                     And:---------------------------
                                     Its Secretary

                                     MULTI-SPECTRUM GROUP, INC.

                                     By:  --------------------------
                                     Its President

                                     And: --------------------------
                                     Its Secretary

STATE OF CALIFORNIA )
                   :ss.
COUNTY OF           )

     On the 31st day of January, 1990, personally appeared before me Wayne D. Smith, who being by me duly sworn did sya that he is the Secretary of Santa Lucia Funding, Inc., the corporation that executed the above and foregoing instrument and that said instrument was signed on behalf of said corporation by authority of its bylaws and said Wayne D. Smith acknowledged to me that said corporation executed the same.


                                        /S/ CYNTHIA M. STAFFORD
                             ----------------------------
                              Notary Public
                              Residing at 2965 Sunrise Blvd #102
                              Rancho Cardova, CA  95742

My Commission Expires:  July 1, 1991

                              Utah State Tax Commission              TC-784
                              Letter of Good Standing                Rev. 2/94


Corporation Representatives Name and Address                   Issue Date
                                 August 16, 1995

                                                               Account Number
MULTI-SPECTRUM INC                                             0001187258
1348 EAST 3300 SOUTH #101
SALT LAKE CITY, UTAH 84106
                                                               Tax Type
                                                               Corporation

                               Utah Charter Number
                                     118725


          The Utah State Tax Commission Certifies that:

                        MULTI-SPECTRUM INC

has filed all income or franchise tax returns required and paid all taxes thereon to be due. The status of the account is current as of the date of this letter.

The account is subject to audit, and if a liability exists, it may be assessed at any time. The issuance of this letter does not fix, abate, modify, or cancel any liability for payment of money due or an obligation to the State of Utah.

This letter does not fulfill the requirements for dissolving or withdrawing a corporation from the State of Utah. Please contact the Department of Commerce, Division of Corporation for information regarding corporate dissolution or withdrawal.

/S/CINDY LOVE
---------------------------------
Cindy Love, Customer Service Agent
Customer Service Counter
Customer Service Division



Inquiries regarding this letter should be directed to: Customer Service Counter, Utah State Tax Commission, 210 North 1950 West, Salt Lake City, UT, 84134 or call (801) 297-7540.

                          STATE OF UTAH
                      DEPARTMENT OF COMMERCE

                          CERTIFICATION
                         OF GOOD STANDING


THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL CODE HEREBY
CERTIFIES THAT


                    SANTA LUCIA FUNDING, INC.

is a Utah corporation and is qualified to transact business in the State of Utah, and that its most recent annual report required by Utah law has been filed, and that Articles of Dissolution have not been field. A Certificate of Incorporation wa issued from this office on January 17, 1986 and said corporation is in good standing, as appears of record in the offices of the Division.

The certification is not intended to reflect the financial condition, business activity or practices of this corporation.


File Number:  CO 118725


                                             Dated this 24th day of August,1995.

           /s/KORIA T. WOODS
                                              By:-------------------------------
                                                Koria T. Woods
                                                Director, Division of
                                                Corporations and Commercial Code

[Note: These amendments to the Articles are still effective as of 12/31/96]

                    CERTIFICATE OF AMENDMENT
                                OD
                    ARTICLES OF INCORPORATION
                                OF
                    MULTI SPECTRUM GROUP, INC.
                 (aka Santa Lucia Funding, Inc.)

     Multi Spectrum Group, Inc., (aka Santa Lucia Funding, Inc.), a corporation organized and existing under and by virtue of the General Corporation and Business Laws of the State of Utah (hereinafter "Corporation").

     DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted setting forth two proposed amendments of the Certificate of Incorporation of Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED:  that the Certificate of Incorporation be amended by changing
Article I thereof so that, as amended, said Article shall be and read as follows:

     "The name of the corporation is MedCare Technologies, Inc."
     And be it,

     FURTHER RESOLVED: that the Certificate of Incorporation be amended by changing Article IV thereof so that, as amended, said Article shall read as follows:

     "The aggregate number of share which this corporation shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be $.001 par value Common Stock and 1,000,000 share shall be $.25 pare value Preferred Stock. The Common Stock shall have voting rights of one vote per share. The Board of directors may issue the Preferred Stock from time to time in one or more series, each series to have such voting rights, preference in dividends and in liquidation and such other rights, preferences and conditions as the Board of Directors may designate by an amendment to these Articles of Incorporation by action duly adopted without shareholder action shall not be required therefor. Fully-paid stock of this Corporation shall not be liable to any further call or assessment."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of said corporation was dully called and held, upon notice in accordance with Section S. 16-10a-705 of the General Corporation and Business Laws of the State of Utah at which meeting the necessary number of shares as required by statute wre voted in favor of the amendments.

     THIRD: That said amendments were duly adopted in accordance with the provisions of Section S. 16-10a-1003 of the General Corporation and Business Laws of the State of Utah.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said Board of Directors has caused this certificate to be signed by Kudan S. Rayat, its Secretary, this 25th day of August, 1995.

Multi-Spectrum Group, Inc.


/S/ KUNDAN S. RAYAT
---------------------------
Kundan S. Rayat, Secretary

                          STATE OF UTAH
                      DEPARTMENT OF COMMERCE

                          CERTIFICATION
                         OF GOOD STANDING


THE UTAH DIVISION OF CORPORATIONS AND COMMERCIAL
CODE HEREBY CERTIFIES THAT


                    MEDCARE TECHNOLOGIES, INC.

is a Utah corporation and is qualified to transact business in the State of Utah, and that its most recent annual report required by Utah law has been filed, and that Articles of Dissolution have not been field. A Certificate of Incorporation was issued from this office on January 17, 1986 and said corporation is in good standing, as appears of record in the offices of the Division.

The certification is not intended to reflect the financial condition, business activity or practices of this corporation.


File Number:  CO 118725


                                             Dated this 28th day of August,1995.

                                              /S/ KORIA T. WOODS
                                              ----------------------------------
                                              Koria T. Woods
                                              Director, Division of
                                              Corporations and Commercial Code